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                                                                   EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Form S-4) pertaining to Options assumed by DataWorks Corporation originally granted under the Interactive Group, Inc. 1995 Stock Option Plan and 1997 Nonstatutory Stock Option Plan and Outside the Interactive Plans of DataWorks Corporation of our report dated January 31, 1997, with respect to the consolidated financial statements included in its Annual Report (Form 10-K) for the year ended December 31, 1996 and our report dated February 19, 1997 with respect to the supplemental consolidation financial statements of DataWorks Corporation included in its Current Report on Form 8-K dated February 3, 1998, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP


San Diego, California
February 11, 1998